As filed with the United States Securities and Exchange Commission on February 27, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GTY TECHNOLOGY HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	83-2860149
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1180 North Town Center Drive,
Suite 100
Las Vegas, Nevada 89144
(702) 945-2898
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Harry L. You
Chief Financial Officer
1180 North Town Center Drive, Suite 100
Las Vegas, Nevada 89144
(702) 945-2898
(Name, Address, Including Zip Code, and Telephone Number)

Copies to:
Joel L. Rubinstein
Jonathan P. Rochwarger
Elliott M. Smith
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
(212) 294-6700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Primary Offering
Common stock, par value $0.0001 per share (“common stock”)	5,500,000	$9.26(3)	$50,930,000(3)	$6,173
Common stock underlying warrants	8,693,334(4)	$11.50(5)	$99,973,341	$12,117
Secondary Offering
Common stock	6,082,646(6)	$9.26(3)	$56,325,302(3)	$6,827
Common stock underlying warrants	8,693,334	$9.26(3)	$80,500,273	$9,757
Warrants to purchase common stock	8,693,334(7)	—	—	—(8)
Total			$287,728,916	$34,874

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(2)
Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001212.

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $9.26, which is the average of the high and low prices of the common stock on February 26, 2019 on The Nasdaq Capital market.

(4)
Includes shares of common stock issuable upon the exercise of warrants (“private placement warrants”) issued in a private placement concurrently with the registrant’s initial public offering (the “IPO”).

(5)
Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the exercise price of the warrants.

(6)
Includes the resale of 6,082,646 shares of common stock issued to certain institutional and accredited investors pursuant to subscription agreements that were entered into in connection with the registrant’s business combination transaction (the “business combination”) that was completed on February 19, 2019.

(7)
Includes the resale of private placement warrants.

(8)
In accordance with Rule 457(g), the entire registration fee for the private placement warrants is allocated to the shares of common stock underlying the private placement warrants, and no separate fee is payable for the private placement warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION — DATED FEBRUARY 27, 2019
PRELIMINARY PROSPECTUS
GTY TECHNOLOGY HOLDINGS INC.
Primary Offering of
5,500,000 Shares of Common Stock,
and
8,693,334 Shares of Common Stock
Issuable Upon Exercise of Warrants
Secondary Offering of
14,775,980 Shares of Common Stock
8,693,334 Warrants to Purchase Common Stock
We may, from time to time in one or more offerings, offer and sell up to 5,500,000 shares of our common stock, par value $0.0001 per share, or common stock. This prospectus also relates to the issuance by us from time to time of up to 8,693,334 shares of our common stock upon the exercise of 8,693,334 warrants, which we refer to as the private placement warrants, that were issued in a private placement to GTY Investors, LLC (“GTYS”) which closed concurrently with our initial public offering, or our IPO.
This prospectus also relates to the resale or distribution by the selling securityholders named in this prospectus or their permitted transferees, which we refer to as the Selling Securityholders, from time to time of up to (i) 6,082,646 shares of our common stock that were issued to them pursuant to subscription agreements entered into in connection with our business combination with CityBase, Open Counter, eCivis, Bonfire, Questica, and Sherpa, each as defined herein, which was consummated on February 19, 2019 and which we refer to as the business combination, (ii) 8,693,334 private placement warrants, and (iii) 8,693,334 shares of our common stock issuable upon the exercise of the private placement warrants.
Each private placement warrant entitles the holder to purchase one share of our common stock at an exercise price of  $11.50 per share commencing on March 21, 2019 and will expire on February 19, 2024, at 5:00 p.m., New York City time. For so long as the private placement warrants are held by GTYS or its permitted transferees, such warrants will not be redeemable by us and may be exercised for cash or on a cashless basis. Upon the sale or distribution of the private placement warrants as described herein, such warrants will become fungible with our public warrants, as defined herein, which are redeemable, may not be exercised on a cashless basis, subject to certain exceptions, and expire on February 19, 2024, as described further herein, and we expect that these transferred warrants will trade under the same CUSIP and ticker symbol as the public warrants on The Nasdaq Capital Market, or Nasdaq.
We are registering the resale of the shares and private placement warrants held by the Selling Securityholders to satisfy certain registration rights we have granted. The Selling Securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from private placement warrants exercised in the event that such warrants are exercised for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”
Our common stock and public warrants trade on Nasdaq under the symbols “GTYH” and “GTYHW,” respectively. On February 26, 2019, the closing prices of the shares of common stock and public warrants were $8.94 per share and $0.64 per warrant, respectively.
See the section entitled “Risk Factors” beginning on page 4 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. See “Risk Factors.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2019

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell up to an aggregate of 5,500,000 shares of common stock and the Selling Securityholders may, from time to time, offer and sell up to an aggregate of (i) 6,082,646 shares of common stock, (ii) 8,693,334 private placement warrants, and (iii) 8,693,334 shares of common stock underlying the private placement warrants described in this prospectus in one or more offerings, in each case from time to time as described in the section entitled “Plan of Distribution.” This prospectus also relates to the issuance by us of up to 8,693,334 shares of common stock that are issuable upon the exercise of the private placement warrants.
We will not receive any proceeds from the sale of shares of common stock or private placement warrants to be offered by the Selling Securityholders pursuant to this prospectus, but we will receive proceeds from private placement warrants exercised in the event that such private placement warrants are exercised for cash. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of shares of common stock and private placement warrants pursuant to this prospectus. To the extent required, we and the Selling Securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”
No offer of these securities will be made in any jurisdiction where the offer is not permitted.
Unless the context indicates otherwise, the terms “GTY,” the “Company,” “we,” “us” and “our” refer to GTY Technology Holdings Inc., a Massachusetts corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:
•
the benefits of the business combination;

•
the future financial performance of the Company following the business combination;

•
changes in the market for our products;

•
expansion plans and opportunities; and

•
other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•
the risk that the business combination disrupts current plans and operations;

•
the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•
costs related to the business combination;

•
changes in applicable laws or regulations;

•
the outcome of the New York and California lawsuits involving a subsidiary of the Company and OpenGov, Inc. and the other parties thereto, as well as any other legal proceedings that may be instituted against the Company in connection with the business combination;

•
the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•
other risks and uncertainties described in this prospectus under “Risk Factors” or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FREQUENTLY USED TERMS
“Acquirees” means CityBase, Open Counter, eCivis, Bonfire, Questica and Sherpa.
“Bonfire” means Bonfire Interactive Ltd., a wholly owned subsidiary of the Company headquartered in Ontario, that is a developer of cloud-based eSourcing and procurement software that helps purchasers find, engage and evaluate suppliers and manage the resulting contracting and performance relationships.
“CityBase” means CityBase, Inc. a wholly owned subsidiary of the Company headquartered in Chicago, Illinois that is a developer of content, digital services, and integrated payments for government agencies and utility companies via a cloud-based platform that includes technological functionality accessible via web and mobile, kiosk, point-of-sale, and other channels.
“eCivis” means eCivis Inc., a wholly owned subsidiary of the Company headquartered in Pasadena, California that is a cloud-based grants management system provider for state, local and tribal governments that also offers writing, consulting and professional services as well as financial and program performance tracking, cost allocation and budgeting.
“founder shares” means the 13,568,821 shares of our common stock that were issued to GTYS and our independent directors in connection with the merger of a subsidiary of the Company with and into GTY Cayman in connection with the business combination.
“GTYS” means GTY Investors, LLC, a Delaware limited liability company.
“Open Counter” means Open Counter Enterprises Inc., a wholly owned subsidiary of the Company headquartered in San Francisco that is a builder of user-friendly software to guide applicants through complex permitting and licensing procedures.
“private placement warrants” means the 8,693,334 warrants issued to GTYS in a private placement simultaneously with the closing of our initial public offering each of which is exercisable for one ordinary share at an exercise price of  $11.50 per share, in accordance with its terms.
“public warrants” means the 18,400,000 redeemable warrants included in the units issued in the IPO, each whole warrant of which is exercisable for one share of our common stock at an exercise price of $11.50 per share, in accordance with its terms.
“Questica” means Questica Inc. together with Questica USCDN Inc., a wholly owned subsidiary of the Company headquartered in Burlington, Ontario, Canada, and a provider of budgeting software, performance management and transparency and data visualization solutions.
“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.
“shares of common stock” means the shares of common stock of the Company, par value $0.0001 per share.
“Sherpa” means Sherpa Government Solutions LLC, a wholly owned subsidiary of the Company headquartered in Denver that is a provider of public sector budgeting software and consulting services.
“warrants” are to the public warrants and the private placement warrants.

SUMMARY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”
Unless the context indicates otherwise, the terms “GTY,” the “Company,” “we,” “us” and “our” refer to GTY Technology Holdings Inc., a Massachusetts corporation.
The Company
We are creating a leading public sector software-as-a-service (SaaS) company that offers a cloud-based suite of solutions for North American state and local governments. Upon the closing of the business combination, we acquired six companies in five of the fastest growing segments in the government technology sector, including payments, budgeting, permitting, procurement and grants management. We operate a payments engine with a “digital city hall” interface between government constituents, public schools, hospitals, utilities and vendors. We expect to be a high growth company with expanding gross profit margins, targeting a large, highly fragmented, addressable market. We believe we are well-positioned to lead the digital transformation of this market with an integrated suite of capabilities: through CityBase we provide digital services, web and mobile payments and payment kiosks; through Open Counter we automate and simplify the permitting process; through Questica and Sherpa, we provide unified performance management and agile budgeting solutions; through Bonfire we provide an intelligent procurement software, aggregating supplier data and streamlining the decision-making process; and through eCivis we provide a modern platform to maximize grant resources, improve fiscal health and pursue and properly manage $1 trillion in grants available annually.
Background
We were incorporated in the Commonwealth of Massachusetts on September 6, 2018 in order to become the parent company of CityBase, Open Counter, eCivis, Bonfire, Questica and Sherpa following the consummation of the business combination with our predecssor, GTY Technology Holdings Inc., a blank check company incorporated in the Cayman Islands, which we refer to as GTY Cayman, on August 16, 2016. On February 19, 2019, we consummated the business combination and, in connection therewith, changed our name from GTY Govtech, Inc. to GTY Technology Holdings Inc. and became a successor issuer to GTY Cayman by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Additional Information
Our principal executive offices are located at 1180 North Town Center Drive, Suite 100 Las Vegas, Nevada 89144. Our telephone number is (702) 945-2898. Our website is located at www.gtytechnology.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
Issuer
GTY Technology Holdings Inc.
Shares of common stock offered by us
5,500,000
Shares issuable by us upon exercise of private placement warrants
8,693,334
Securities that may be offered and sold from time to time by the Selling Securityholders named herein:
   Shares of common stock
14,775,980 (including 8,693,334 shares of common stock issuable upon exercise of 8,693,334 private placement warrants)
   Private placement warrants
8,693,334
Shares of common stock issued and outstanding prior to any exercise of warrants:
48,511,028
Shares to be issued and outstanding assuming exercise of all private placement warrants:
57,204,362
Use of proceeds
Except as described in any applicable prospectus supplement, we anticipate using the net proceeds from the sale of any common stock by us for general corporate purposes, including acquisitions and other business opportunities, the repayment of indebtedness, capital expenditures and working capital. We believe opportunities may exist from time to time to expand our current business through acquisitions of other companies, products or technologies, or strategic alliances with other companies. Working capital and other general corporate purposes may include sales and marketing expenditures, research and development expenditures, capital expenditures and any other purposes that we may specify in any prospectus supplement. Our plans to use the net proceeds from the sale by us of common stock may change, and if they do, we will update this information in a prospectus supplement.
All of the shares of common stock and private placement warrants (including the shares underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $99,973,341 from the exercise of private placement warrants, assuming the exercise in full of all the private placement warrants for cash. The private placement warrants may be exercised on a “cashless basis” so long as they are held by their initial purchasers or their permitted transferees. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities, the repayment of indebtedness, capital expenditures and working capital.

Market for our shares of common stock and warrants
Our shares of common stock and public warrants are currently listed on Nasdaq and, after resale, the private placement warrants will also trade under the same CUSIP and ticker symbol as the public warrants.
Nasdaq Ticker Symbols
“GTYH” and “GTYHW”
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 4 of this prospectus.

RISK FACTORS
Shareholders and public warrant holders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, results of operations or financial condition of GTY and could adversely affect the trading price of its common stock.
Risks Relating to Our Business and Industries
Software- & Technology-Related/Internet-Focused Risk Factors
Cyber-attacks and security vulnerabilities can disrupt our business and harm our competitive position.
Threats to IT security can take a variety of forms. Individuals and groups of hackers, and sophisticated organizations including state-sponsored organizations, may take steps that pose threats to our clients’ IT. They may develop and deploy malicious software to attack our products and services and gain access to our networks and data centers, or act in a coordinated manner to launch distributed denial of service or other coordinated attacks. Cyber threats are constantly evolving, thereby increasing the difficulty of detecting and successfully defending against them. Cyber threats can have cascading impacts that unfold with increasing speed across our internal networks and systems and those of our partners and clients. Breaches of our network or data security could disrupt the security of our internal systems and business applications, impair our ability to provide services to our clients and protect the privacy of our data, result in product development delays, compromise confidential or technical business information harming our competitive position, result in theft or misuse of our intellectual property or other assets, require us to allocate more resources to improve technologies, or otherwise adversely affect our business. Our business policies and internal security controls may not keep pace with these evolving threats.
Disclosure of personally identifiable information and/or other sensitive client data could result in liability and harm our reputation.
We store and process increasingly large amounts of personally identifiable and other confidential information of our clients. The continued occurrence of high-profile data breaches provides evidence of an external environment increasingly hostile to information security. Despite our efforts to improve security controls, it is possible that our security controls over personal data, our training of employees on data security, and other practices that we follow may not prevent the improper disclosure of client data that we store and manage. Disclosure of personally identifiable information and/or other sensitive client data could result in liability and harm our reputation.
Data privacy is an evolving area of the law and our business may become subject to new and expanding regulations. Application of these new and changing laws to our business may increase risks and compliance costs.
Hosting services for some of our products and services are dependent upon the uninterrupted operation of data centers.
A material portion of our business is provided through software hosting services. These hosting services depend on the uninterrupted operation of data centers and the ability to protect computer equipment and information stored in these data centers against damage that may be caused by natural disaster, fire, power loss, telecommunications or Internet failure, acts of terrorism, unauthorized intrusion, computer viruses, and other similar damaging events. If any of our data centers were to become inoperable for an extended period, we might be unable to fulfill our contractual commitments. Although we take what we believe to be reasonable precautions against such occurrences, we can give no assurance that damaging events such as these will not result in a prolonged interruption of our services, which could result in client dissatisfaction, loss of revenue, and damage to our business.
We run the risk of errors or defects with new products or enhancements to existing products.
Our software products and services are complex and may contain errors or defects, especially when first introduced or when new versions or enhancements are released. We cannot assure you that material defects and errors will not be found in the future. Any such defects could result in a loss of revenues, negative publicity or delay market acceptance. Our license and subscription agreements typically contain provisions designed to limit our exposure to potential liability. However, it is possible we may not always successfully negotiate such provisions in our client contracts or the limitation of liability provisions may not be effective due to existing or future federal, state, or local laws, ordinances, or judicial decisions. We cannot assure you that a successful claim could not be made or would not have a material adverse effect on our future operating results.
We must timely respond to technological changes to be competitive.
The market for our products is characterized by technological change, evolving industry standards in software technology, changes in client requirements, and frequent new product and service introductions and enhancements. The introduction of products and services embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. As a result, our future success will depend, in part, upon our ability to enhance existing products and develop and introduce new products and services that keep pace with technological developments, satisfy increasingly sophisticated client requirements, and achieve market acceptance. We cannot assure you that we will successfully identify new product and service opportunities and develop and bring new products and services to market in a timely and cost-effective manner. The products, capabilities, or technologies developed by others could also render our products or technologies obsolete or noncompetitive. Our business may be adversely affected if they are unable to develop or acquire new software products or services or develop enhancements to existing products on a timely and cost-effective basis, or if such new products or services or enhancements do not achieve market acceptance.
We may be unable to protect our proprietary rights.
Many of our product and service offerings incorporate proprietary information, trade secrets, know-how, and other intellectual property rights. We rely on a combination of contracts, copyrights, and trade secret laws to establish and protect our proprietary rights in our technology. We cannot be certain that we have taken all appropriate steps to deter misappropriation of our intellectual property. There has also been significant litigation recently involving intellectual property rights. We may be a party to such litigation in the future to protect our proprietary information, trade secrets, know-how, and other intellectual property rights. We cannot assure you that third-parties will not assert infringement or misappropriation claims against one or more of the products or services with respect to current or future products or services. Any claims or litigation, with or without merit, could be time-consuming, costly, and a diversion to management. Any such claims and litigation could also cause product delivery delays, service interruptions or require us to enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, if at all. Therefore, litigation to defend and enforce our intellectual property rights could have a material adverse effect on our business, regardless of the final outcome of such litigation.
Clients may elect to terminate our maintenance contracts and manage operations internally.
It is possible that our clients may elect to not renew maintenance contracts for our software, trying instead to maintain and operate the software themselves using their perpetual license rights (excluding software applications provided on a hosted or cloud basis). This could adversely affect our revenues and profits. Additionally, they may inadvertently allow our intellectual property or other information to fall into the hands of third-parties, including our competitors, which could adversely affect our business.
Material portions of our business require the Internet infrastructure to be further developed or adequately maintained.
Part of our future success depends on the use of the Internet as a means to access public information and perform transactions electronically. This in part requires the further development and maintenance of the Internet infrastructure. Among other things, this further development and maintenance will require a reliable network backbone with the necessary speed, data capacity, security, and timely development of complementary products for providing reliable Internet access and services. If this infrastructure fails to be further developed or be adequately maintained, our business would be harmed because users may not be able to access our government portals.

Security breaches or unauthorized access to payment information, including credit/debit card data, and/or personal information that we, or our service providers, store, process, use or transmit for our business may harm our reputation, cause service disruptions and adversely affect our business and results of operations.
A significant challenge to electronic commerce is the secure transmission of payment information and/or personal information over information technology networks and systems which process, transmit and store electronic information, and manage or support a variety of business processes. The collection, maintenance, use, disclosure, and disposal of payment information and personal information by our business is regulated at state and federal levels, and cybersecurity legislation, executive orders and reporting requirements continue to evolve and become more complex. Because we either directly or indirectly through service providers (i) provide the electronic transmission of sensitive and personal information released from and filed with various government entities and (ii) perform online payment and electronic check processing services, we face the risk of a security breach, whether through system attacks, hacking events, acts of vandalism or theft, malware, viruses, human errors, catastrophes or other unforeseen events that could lead to significant disruptions or compromises of information technology networks and systems or the unauthorized release or use of payment information or personal information. Additionally, vulnerabilities in the security of our own internal systems or those of our service providers could compromise the confidentiality of, or result in unauthorized access to, personal information of our employees.
We rely on encryption and authentication technology purchased or licensed from third parties to provide the security and authentication tools to effectively secure transmission of confidential information, including user credit/debit card information and banking data. Advances in computer capabilities, new discoveries in the field of cryptography, threats that evolve ahead of tools designed to counter them, or other developments may result in the breach or compromise of technology used by them to protect transaction data. Data breaches can also occur as a result of non-technical issues, such as so-called “social engineering.”
Despite the various security measures that we have in place to protect payment and personal information from unauthorized disclosure and to comply with applicable laws and regulations, our information technology networks and systems and those of our third-party vendors and service providers cannot be made completely secure against security incidents. Even the most well protected information, networks, systems, and facilities remain vulnerable to security breaches or disruptions, because (i) the techniques used in such attempts are constantly evolving and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected for an extended period and (ii) the security methodologies, protocols, systems and procedures used for protection are implemented by humans at each level, and human errors may occur. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, or if such measures are implemented, and even if appropriate training is conducted in support of such measures, human errors may still occur. It is impossible for us to entirely mitigate this risk. A party, whether internal or external, who is able to circumvent our security measures, or those of our service providers, could misappropriate information, including, but not limited to payment information and personal information, or cause interruptions or direct damage to our partners or our users.
Under payment card rules and our contracts with our credit card processors, if there is a breach of payment card information that we store, process, or transmit, we could be subject to fines. We could also be liable to partners for costs of investigation, notification, remediation and credit monitoring and for any damages to users under applicable laws or their partner contracts.
In addition, any noncompliance with privacy laws or a security breach involving the misappropriation, loss or other unauthorized access, use or disclosure of payment information or personal information, or other significant disruption involving our information technology networks and systems, or those of our service providers (whether or not caused by a breach of our contractual obligations or our negligence), may lead to negative publicity, impair our ability to conduct our business, subject us to private litigation and government investigations and enforcement actions and cause us to incur potentially significant liability, damages or remediation costs. It may also cause the governments with whom we contract to lose confidence in us, any of which may cause the termination or modification of our government contracts and impair our ability to win future contracts. Actual or anticipated attacks and risks affecting us, our service providers’ or our government partners’ environment may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, to train employees, and to engage third-party security experts and consultants. Our insurance coverage may be insufficient to cover or protect against the costs, liabilities, and other adverse effects arising from a security breach or system disruption. If we fail to reasonably maintain the security of confidential information, we may also suffer significant reputational and financial losses and our results of operations, cash flows, financial condition, and liquidity may be adversely affected.
We may be unable to integrate new technologies and industry standards effectively, which may adversely affect our business and results of operations.
Our future success will depend on our ability to enhance and improve the responsiveness, functionality, and features of our services in accordance with industry standards and to address the increasingly sophisticated technological needs of our customers on a cost-effective and timely basis. Our ability to remain competitive will depend, in part, on our ability to:
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Enhance and improve the responsiveness, functionality, and other features of the government services we offer;

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Continue to develop our technical expertise;

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Develop and introduce new services, applications, and technology to meet changing customer needs and preferences; and

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Influence and respond to emerging industry standards and other technological changes in a timely and cost-effective manner.

We cannot ensure that we will be successful in responding to the above technological and industry challenges in a timely and cost-effective manner. If we are unable to integrate new technologies and industry standards effectively, our business could be harmed.
Public Sector-Related Risk Factors
Selling products and services into the public sector poses unique challenges.
We derive substantially all of our revenues from sales of software and services to state, county, and city governments, other municipal agencies, and other public entities. We expect that sales to public sector clients will continue to account for substantially all of our revenues in the future. We face many risks and challenges associated with contracting with governmental entities, including
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Resource limitations caused by budgetary constraints, which may provide for a termination of executed contracts due to a lack of future funding;

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Long and complex sales cycles;

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Contract payments at times being subject to achieving implementation milestones, and we may have differences with clients as to whether milestones have been achieved;

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Political resistance to the concept of contracting with third-parties to provide IT solutions;

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Legislative changes affecting a local government’s authority to contract with third-parties;

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Varying bid procedures and internal processes for bid acceptance; and

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Various other political factors, including changes in governmental administrations and personnel.

Each of these risks is outside our control. If we fail to adequately adapt to these risks and uncertainties, our financial performance could be adversely affected.
A prolonged economic slowdown could harm our operations.
A prolonged economic slowdown or recession could reduce demand for our software products and services. Local and state governments may face financial pressures that could in turn affect our growth rate and profitability in the future. There is no assurance that local and state spending levels will be unaffected by declining or stagnant general economic conditions, and if budget shortfalls occur, they may negatively impact local and state IT spending and could adversely affect our business.

The open bidding process creates uncertainty in predicting future contract awards.
Many governmental agencies purchase products and services through an open bidding process. Generally, a governmental entity will publish an established list of requirements requesting potential vendors to propose solutions for the established requirements. To respond successfully to these requests for proposals, we must accurately estimate their cost structure for servicing a proposed contract, the time required to establish operations for the proposed client, and the likely terms of any other third-party proposals submitted. We cannot guarantee that we will win any bids in the future through the request for proposal process, or that any winning bids will ultimately result in contracts on favorable terms. Our failure to secure contracts through the open bidding process, or to secure such contracts on favorable terms, may adversely affect our revenue and gross margins.
We will face significant competition from other vendors and potential new entrants into our markets.
We will face competition from a variety of software vendors that offer products and services similar to those offered by us, as well as from companies offering to develop custom software. We expect to compete based on a number of factors, including
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The breadth, depth, and quality of our product and service offerings;

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The ability to modify our offerings to accommodate particular clients’ needs;

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Technological innovation; and

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Name recognition, reputation and references.

We believe the market is highly fragmented with a large number of competitors that vary in size, product platform, and product scope. Our competitors will include consulting firms, publicly held companies that focus on selected segments of the public sector market, and a significant number of smaller, privately held companies. Certain competitors have greater technical, marketing, and financial resources than we do. We cannot assure you that such competitors will not develop products or offer services that are superior to our products or services or that achieve greater market acceptance.
We will also compete with internal, centralized IT departments of governmental entities, which requires us to persuade the end-user to stop the internal service and outsource to us. In addition, our clients and prospective clients could elect to provide information management services internally through new or existing departments, which could reduce the market for our services.
We could face additional competition as other established and emerging companies enter the public sector software application market and new products and technologies are introduced. Increased competition could result in pricing pressure, fewer client orders, reduced gross margins, and loss of market share. Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third-parties, thereby increasing the ability of their products to address the needs of our prospective clients. It is possible that new competitors or alliances may emerge and rapidly gain significant market share. We cannot assure you that we will be able to compete successfully against current and future competitors, and the failure to do so would have a material adverse effect upon our business.
If we are unable to meet the unique challenges involved in contracting with governments and government agencies, our business may be harmed.
Our revenues are generated principally from contracts with state governments and government agencies within a state, and to a lesser extent with federal government agencies, to provide digital government services on behalf of those government entities to complete transactions and distribute public information digitally. We face many risks uniquely associated with government contracting, including:
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Regulations that govern the fees they collect for many of our services, limiting their control over the level of transaction-based fees they are permitted to retain;

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The potential need for governments to draft and adopt specific legislation before they can circulate a request for proposal (“RFP”) to which we can respond or before they can otherwise award a contract or provide a new digital service;

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Unexpected changes in legislation that increase our costs or result in a temporary or permanent suspension of our services;

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The potential need for changes to legislation authorizing government’s contracting with third parties to receive or distribute public information;

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Long and complex sales cycles that vary significantly according to each government entity’s policies and procedures;

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Political resistance to the concept of government agencies contracting with third parties to receive or distribute public information, which has been offered traditionally only by the government agencies and often without charge;

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Changes in government administrations that could impact existing RFPs, rebids, renewals or extensions; and

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Government budget deficits and appropriation approval processes and periods, either of which could cause governments to curtail spending on services, including time and materials-based fees for application development or fixed fees for portal management.

Our ability to grow revenues may be limited by the number of governments and government agencies that choose to provide digital government solutions such as those offered by us and by the finite number of governments with which we may contract for their digital government solutions.
Our revenues are generated principally from contracts with state governments and government agencies within a state to provide digital government solutions on behalf of those government entities to complete transactions and distribute public information digitally. The growth in our revenues largely will depend on government entities adopting solutions such as those offered by us. We cannot ensure that government entities will choose to provide digital government services or continue to provide digital government services at current levels, or that they will provide such services with private assistance or by adopting solutions such as those offered by us. The failure to secure contracts with certain government agencies could result in revenue levels insufficient to support our operations on a self-sustained, profitable basis.
We are subject to independent audits as requested by our government customers. Deficiencies in our performance under a government contract could result in contract termination, reputational damage, or financial penalties.
Each government entity with which we contract for outsourced portal services may have the authority to require an independent audit of our performance and financial management of contracted operations. The scope of audits could include inspections of income statements, balance sheets, fee structures, collections practices, service levels, security practices, and our compliance with contract provisions and applicable laws, regulations, and standards. The expansion of our operations into new markets and services may further expose us to requirements and potential liabilities under additional statutes and rules that have previously not been relevant to our business. We cannot ensure that a future audit will not find any material performance deficiencies that would result in an adjustment to our revenues and result in financial penalties. Moreover, any consequent negative publicity could harm our reputation among other governments with which we would like to contract. These factors could harm our business, results of operations, cash flows, and financial condition.
Risk Factors Relating to Public Companies, Generally
Fluctuations in quarterly revenue could adversely impact our operating results and stock price.
Our revenues and operating results are difficult to predict and may fluctuate substantially from quarter to quarter for a variety of reasons, including:
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Prospective clients’ contracting decisions are often made in the last few weeks of a quarter;

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The size of license transactions can vary significantly;

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Clients may unexpectedly postpone or cancel procurement processes due to changes in strategic priorities, project objectives, budget, or personnel;

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Client purchasing processes vary significantly and a client’s internal approval, expenditure authorization, and contract negotiation processes can be difficult and time consuming to complete, even after selection of a vendor;

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The number, timing, and significance of software product enhancements and new software product announcements by us and our competitors may affect purchase decisions;

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We may have to defer revenues under our revenue recognition policies; and

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Clients may elect subscription-based arrangements, which result in lower software license revenues in the initial year as compared to traditional, on-premise software license arrangements, but generate higher overall subscription-based revenues over the term of the contract.

In each fiscal quarter, our expense levels, operating costs, and hiring plans are based to some extent on projections of future revenues and are relatively fixed. If our actual revenues fall below expectations, we could experience a reduction in operating results. Also, if actual revenues or earnings for any given quarter fall below expectations, it may lead to a decline in our stock price.
Increases in service revenue as a percentage of total revenues could decrease overall margins.
We realize lower margins on software and appraisal service revenues than on license revenue. The majority of our contracts include both software licenses and software services. Therefore, an increase in the percentage of software service and appraisal service revenue compared to license revenue could have a detrimental impact on our overall gross margins and could adversely affect operating results.
Our stock price may be volatile.
The market price of our common stock may be volatile. Examples of factors that may significantly impact our stock price include:
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Actual or anticipated fluctuations in our operating results;

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Announcements of technological innovations, new products, or new contracts by us or our competitors;

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Developments with respect to patents, copyrights, or other proprietary rights;

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Conditions and trends in the software and other technology industries;

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Adoption of new accounting standards affecting the software industry;

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Changes in financial estimates by securities analysts; and

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General market conditions and other factors.

In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices of technology company stocks and may in the future adversely affect the market price of our stock. Sometimes, securities class action litigation is filed following periods of volatility in the market price of a particular company’s securities. We cannot assure you that similar litigation will not occur in the future with respect to us. Such litigation could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect upon our financial performance.
Our financial outlook may not be realized.
From time to time, in press releases and otherwise, we may publish forecasts or other forward-looking statements regarding our results, including estimated revenues or earnings. Any forecast of our future performance reflects various assumptions. These assumptions are subject to significant uncertainties, and as a matter of course, any number of them may prove to be incorrect. Further, the achievement of any forecast depends on numerous risks and other factors (including those described in this discussion), many of which are beyond our control. As a result, we cannot be certain that our performance will be consistent with any management forecasts or that the variation from such forecasts will not be material and adverse. Current and potential stockholders are cautioned not to base their entire analysis of our business and prospects upon isolated predictions, but instead are encouraged to utilize our entire publicly available mix of historical and forward-looking information, as well as other available information regarding us, our products and services, and the software industry when evaluating our prospective results of operations.
Compliance with changing regulation of corporate governance, public disclosure and other regulatory requirements or industry standards may result in additional expenses.
Changing laws, regulations, and standards relating to corporate governance, public disclosure and other regulatory requirements or industry standards, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Telephone Consumer Protection Act, the Sarbanes-Oxley Act of 2002, the Tax Cuts and Jobs Act, new SEC regulations and the Nasdaq Stock Market rules create uncertainty for public companies such as ours. These laws, regulations, and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining adequate and appropriate standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and certain regulations could continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, because of increasing regulation, our board members and executive officers could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities in the laws themselves or related to practice, our reputation may be harmed.
Our quarterly results of operations may be volatile and difficult to predict. If our quarterly results of operations, future growth, profitability or dividends fail to meet the expectations of public market analysts or investors, the market price of our common stock may decrease significantly.
Our future revenues and results of operations may vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control, and any of which may harm our business. These factors include:
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the commencement, completion, or termination of contracts during any quarter;

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the introduction of new services by us or our competitors;

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technical difficulties or system downtime affecting the operation of our services;

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the amount and timing of operating costs and capital expenditures relating to the expansion of our business operations and infrastructure;

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unexpected changes in federal, state and local legislation that increase our costs and/or result in a temporary or permanent decrease in our revenues;

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any federal government shutdown, such as the shutdown which commenced in December 2018, each of which impacts the ability of our customers to purchase our products and services;

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the seasonal use of some of our services, particularly the accessing of motor vehicle driver history records;

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changes in economic conditions;

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the result of negative cash flows due to capital investments; and

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significant charges related to acquisitions.

Due to the factors noted above and the other factors described in these Risk Factors, our financial performance in a quarter may be lower than we anticipate and if we are unable to reduce spending in that quarter, our results of operations for that quarter may be harmed. One should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock may decline. In addition, if we fail to meet expectations related to future growth, profitability, dividends or other market expectations, the price of our common stock may decline.
Each Acquiree’s management and independent registered public accounting firm have previously identified internal control deficiencies, which such management and independent registered public accounting firms believe constitute material weaknesses. If we fail to establish and maintain effective internal control over financial reporting in the future, our ability to timely and accurately report our financial results could be adversely affected.
Each Acquiree was previously a private company not subject to the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and, therefore, was not required to make a formal assessment of the effectiveness of its internal control over financial reporting. We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting.
Although the Acquirees have not made assessments of the effectiveness of their internal control over financial reporting and did not engage their independent registered public accounting firms to conduct audits of their internal control over financial reporting, in connection with the audits of the Acquirees’ financial statements incorporated by reference into this propectus, each Acquiree’s management and independent registered public accounting firm identified one or more material weaknesses relating to such Acquiree’s internal control over financial reporting under standards established by the Public Company Accounting Oversight Board, or PCAOB. The PCAOB defines a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of a company’s financial reporting.
The material weaknesses identified by the Acquirees and their independent registered public accounting firms included: (i) deficiencies in Bonfire’s period end financial statement close process, (ii) each of CityBase’s, eCivis’s, Open Counter’s and Sherpa’s limited segregation of duties with regard to financial reporting activities such as payroll entry and processing due to the size of their respective accounting departments and (iii) deficiencies in Questica’s period end financial statement close process resulting from, among other things, the preparation of its financial statements incorporated by reference into this prospectus which have a different fiscal year end than its historical fiscal year end.
We are evaluating what resources may be required to remediate the material weaknesses described above, which could result in additional costs. There is no assurance that any measures we may take in the future will be sufficient to remediate the material weaknesses described above or to avoid potential future material weaknesses. If management fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to produce timely and accurate financial statements and meet our SEC reporting obligations, which could result in sanctions by Nasdaq or the SEC. This could result in a loss of investor confidence and could lead to a decline in our stock price.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement, we anticipate using the net proceeds from the sale by us of any common stock for general corporate purposes, including acquisitions and other business opportunities, the repayment of indebtedness, capital expenditures and working capital. We believe opportunities may exist from time to time to expand our current business through acquisitions of other companies, products or technologies, or strategic alliances with other companies. Working capital and other general corporate purposes may include sales and marketing expenditures, research and development expenditures, capital expenditures and any other purposes that we may specify in any prospectus supplement. Our plans to use the net proceeds from the sale by us of any common stock may change, and if they do, we will update this information in a prospectus supplement.
All of the shares of common stock and private placement warrants (including shares of common stock underlying such private placement warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $99,973,341 from the exercise of private placement warrants assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities, the repayment of indebtedness, capital expenditures and working capital. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.
There is no assurance that the holders of the private placement warrants will elect to exercise any or all of the private placement warrants. To the extent that the private placement warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

DESCRIPTION OF SECURITIES
The following description of our capital stock is a summary and is not complete. We urge you to read in their entirety our Charter, which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Authorized and Outstanding Stock
Our Charter authorizes the issuance of 425,000,000 shares of capital stock, consisting of (x) 400,000,000 shares of common stock, $0.0001 par value per share, and (y) 25,000,000 shares of preferred stock, par value $0.0001 per share. As of the closing of the business combination, there were 48,511,028 shares of our common stock issued and outstanding, held of record by 42 holders, and there were no shares of preferred stock outstanding, and 27,093,316 warrants outstanding held of record by 4 holders of record. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any amendment or restatement of our Charter establishing for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Each share of common stock is entitled to one vote on matters to be voted on by stockholders.
Dividends
Holders of our common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after we have satisfied or made provision for the satisfaction of our debts and obligations and shall have paid or made provision for satisfaction of the rights of the holders of the preferred stock, if any.
Preemptive or Other Rights
There are no preemptive or other subscription rights and no sinking fund or redemption provisions applicable to holders of our common stock.
Election of Directors
Our Charter does not provide for cumulative voting with respect to the election of directors. We have a classified board of directors that is divided into three classes with staggered three-year terms. Only one class of directors will be subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Our bylaws contemplate, among other things, that (i) at a meeting of shareholders in which the number of nominees for election to our board of directors is equal to or less than the number of directors to be elected, a nominee for director shall be elected to the board of directors only if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election and (ii) at a meeting of shareholders in which the number of nominees for election to our board of directors exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at such meeting.

Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. We had no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Warrants
Upon the closing of the business combination, we had 18,400,000 public warrants outstanding. Each public warrant will entitle the registered holder to purchase one share of our common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on March 21, 2019. A warrant holder may exercise its warrants only for a whole number of shares. The warrants will expire on February 19, 2024, which is five years after the closing date of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to its satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
We are obligated to file with the SEC as soon as practicable, but in no event later than March 12, 2019, a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Once the warrants become exercisable, we may call the warrants for redemption:
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in whole and not in part;

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at a price of  $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the reported closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.
If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and do not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of our common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of our common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of  (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one (1) minus the quotient of  (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if at any time while the warrants are outstanding and unexpired, we pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of shares of common stock in connection with the business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants are issued in registered form under a warrant agreement with Continental Stock Transfer & Trust Company, as warrant agent. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until March 21, 2019, subject to certain exceptions, and they will not be redeemable by us so long as they are held by GTYS or its permitted transferees. GTYS, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than GTYS or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value’’ (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Dividends
The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to the business combination is within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company.
Registration Rights
The holders of the founder shares and private placement warrants are entitled to registration rights pursuant to the registration rights agreement entered into in connection with the IPO, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back’’ registration rights with respect to registration statements filed subsequent to the Company’s completion of the business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs in the case of the founder shares, on the earlier of  (A) one year after the completion of the business combination or (B) subsequent to the business combination, (i) if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination or (ii) the date on which the Company complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all shareholders having the right to exchange their ordinary shares for cash, securities or other property, subject to certain exceptions.

In addition, holders of the Company’s common stock who received their shares pursuant to the transaction agreements as consideration in connection with the business combination are entitled to registration rights pursuant to which the Company is obligated to register the resale of such shares.
Certain Anti-Takeover Provisions of Massachusetts Law and our Charter
We will be, as a corporation incorporated under the laws of the Commonwealth of Massachusetts, subject to the provisions of the Massachusetts General Laws.
Chapter 110F of the Massachusetts General Laws generally provides that, if a person acquires 5% or more of the stock of a Massachusetts corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years following the time that person becomes a 5% shareholder, with certain exceptions. A Massachusetts corporation may elect in its articles of organization or bylaws not be governed by Chapter 110F.
Under the Massachusetts control share acquisitions statute (Chapter 110D of the Massachusetts General Laws), a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting stock of the corporation, referred to as a control share acquisition, must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (1) any shares owned by any person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (2) any shares owned by any officer of the corporation and (3) any shares owned by any employee of the corporation who is also a director of the corporation) for the purpose of acquiring voting rights for the shares that such person acquires in crossing the foregoing thresholds.
The Massachusetts control share acquisitions statute permits the corporation, to the extent authorized by its articles of organization or bylaws, to redeem all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if  (1) no control share acquisition statement is delivered by the acquiring person or (2) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the shareholders in accordance with the applicable provision of the control share acquisitions statute.
If the voting rights for shares acquired in a control share acquisition are authorized by a majority of shareholders, the acquirer has acquired beneficial ownership of a majority or more of all voting power in the election of directors, then each stockholder of record, other than the acquirer, who has not voted in favor of authorizing voting rights for the control may demand payment for his or her stock and an appraisal in accordance with M.G.L. chapter 156D.
The Massachusetts control share acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute’s provisions by including a provision in the corporation’s articles of organization or bylaws pursuant to which the corporation opts out of the statute.
Massachusetts law provides that the board of directors of a public corporation be staggered into three groups having terms of three years. This could make it difficult to replace a majority of the board in any one year. A corporation may elect not to be governed by this provision by a vote of the board of directors, or by two-thirds of each class of stock outstanding at a meeting duly called for the purpose of voting on an exemption.
Chapter 110C of the Massachusetts General Laws (1) subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a takeover bid, defined to include any acquisition of or offer to acquire stock by which, after acquisition, the offeror would own more than 10% of the issued and outstanding equity securities of a target company and (2) provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation. The statute contains certain exceptions to these prohibitions, including if the board of directors approves the takeover bid, recommends it to the corporation’s shareholders and the terms of the takeover are furnished to shareholders. The validity of Chapter 110C has been called into questioned by a 1982 US Supreme Court decision that invalidated a similar law in the state of Illinois.

PRINCIPAL AND SELLING SECURITYHOLDERS
The Selling Securityholders may offer and sell up to 14,775,980 shares of common stock (including 8,693,334 shares issuable upon exercise of the private placement warrants) pursuant to this prospectus. The shares of common stock and private placement warrants (including the shares underlying the private placement warrants) that may be offered and sold by the Selling Securityholders hereunder are being registered pursuant to registration rights granted to the Selling Securityholders in connection with the business combination.
The Selling Securityholders may from time to time offer and sell any or all of the common stock and private placement warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.
Table 1 below sets forth, as of the date of this prospectus, the names of the Company’s executive officers, directors and greater than 5% stockholders for which we are registering shares of common stock, private placement warrants and the shares of common stock issuable upon the exercise of the private placement warrants for resale to the public, and the aggregate principal amount that such Selling Securityholders may offer pursuant to this prospectus.
Table 2 below sets forth, as of the date of this prospectus, the names of the other Selling Securityholders for which we are registering shares of common stock, private placement warrants and the shares of common stock issuable upon the exercise of the private placement warrants for resale to the public, and the aggregate principal amount that such Selling Securityholders may offer pursuant to this prospectus.
In calculating percentages of common stock owned by a particular holder, we treated as outstanding the number of shares of common stock issuable upon exercise of that particular holder’s warrants, if any, but did not assume exercise of any other holder’s warrants.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of common stock and warrants registered on its behalf. The Selling Securityholders are not making any representation that any securities covered by this prospectus will be offered for sale. The Selling Securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of the securities. See “Plan of Distribution.” For purposes of the tables below, we assume that all of the securities covered by this prospectus will be sold.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Except as described in the footnotes to the following tables, none of the persons named in the tables has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in these tables does not constitute an admission of beneficial ownership for the person named below.

We have based percentage ownership of our common stock prior to this offering on 48,511,028 shares of common stock issued and outstanding as of February 19, 2019.
Unless otherwise indicated, the address of each beneficial owner listed in Table 1 below is c/o GTY Technology Holdings Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144.
Table 1: Executive Officers and Directors and Greater than 5% Stockholders
	Shares of Common Stock Beneficially Owned(1)		Warrants Beneficially Owned	Shares of Common Stock Registered Hereby	Warrants Registered Hereby	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby(1)		Warrants Owned After Sale of All Warrants Offered Hereby
	Shares	Percentage				Shares	Percentage
Named Executive Officers and Directors:
GTY Investors, LLC(2)	13,448,821	38.2%	8,193,334	—	8,193,334	13,448,821	23.7%	—
William D. Green(2)	13,448,821	38.2%	8,193,334	—	8,193,334	13,448,821	23.7%	—
Joseph M. Tucci(2)	13,448,821	38.2%	8,193,334	—	8,193,334	13,448,821	23.7%	—
Harry L. You(2)	13,448,821	38.2%	8,193,334	—	8,193,334	13,448,821	23.7%	—
Greater than 5% Stockholders
Andreas Bechtolsheim(3)	4,851,102(4)	9.9%	—	500,000(5)	—	4,500,000	9.3%	—

*
Represents beneficial ownership of less than 1%.

(1)
The percentage of beneficial ownership is calculated based on 48,511,028 shares of common stock outstanding as of February 19, 2019. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage calculations do not reflect the sale of up to 5,500,000 shares of common stock that the Company may offer from time to time pursuant to this prospectus.

(2)
William D. Green, Joseph M. Tucci and Harry L. You, the co-founders of GTY, are members and the managers of GTY Investors, LLC, the Sponsor, and share voting and dispositive power over the private placement warrants held by the Sponsor.

(3)
The address for Mr. Bechtolsheim is 5453 Great America Parkway, Santa Clara, CA 95054.

(4)
Excludes 148,898 shares of Company common stock held in escrow (the “Escrow Shares”), registered in the name of the escrow agent, pursuant to an agreement between Mr. Bechtolsheim and the Company, pursuant to which Mr. Bechtolsheim expressly disclaimed and relinquished any right to exercise voting power or investment power with respect to any shares of Company common stock owned by him to the extent (but only to the extent) that ownership of such shares would cause him to beneficially own in excess of 9.9% of the Company’s voting common stock. Mr. Bechtolsheim does not have voting power or investment power with respect to such excluded shares. The included and excluded shares were initially issued to Mr. Bechtolsheim as Class A ordinary shares of GTY Cayman pursuant to a Subscription Agreement, which such shares were cancelled and exchanged on a one-for-one basis for shares of Company common stock at the Closing.

(5)
Includes the Escrow Shares, though not currently beneficially owned by Mr. Bechtolsheim, such that if and when released to him pursuant to the Escrow Agreement they will have been registered.

Table 2: Other Selling Securityholders
	Shares of Common Stock Beneficially Owned(1)		Warrants Beneficially Owned	Shares of Common Stock Registered Hereby	Warrants Registered Hereby	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby(1)		Warrants Owned After Sale of All Warrants Offered Hereby
	Shares	Percentage				Shares	Percentage
Arthur Loeb(2)	47,812	*	—	7,500	—	40,312	*	—
AT&T Savings Group Investment Trust(3)	10,345	*	—	10,345	—	—	—	—
Bay Pond Partners, L.P.(4)	643,141	1.3%	—	643,141	—	—	—	—
Corp. Fondo del Seguro del Estado(5)	6,986	*	—	6,986	—	—	—	—
Daniel J. O’Donovan Trust(6)	50,000	*	—	50,000	—	—	—	—
Diverse Partners, LP(7)	37,500	*	—	37,500	—	—	—	—
Elisabeth Levin(8)	47,812	*	—	7,500	—	40,312	*	—
First Data Corporation(9)	1,500,000	3.1%	—	1,500,000	—	—	—	—
Franklin Templeton Investment Funds – Franklin Technology Fund(10)	1,000,000	2.1%	—	1,000,000	—	—	—	—
Hazelbrook Investors (Bermuda) L.P. (11)	135,079	*	—	135,079	—	—	—	—
Hazelbrook Partners, L.P. (12)	110,741	*	—	110,741	—	—	—	—
HP 3422 Investments LLC(13)	30,000	*	—	30,000	—	—	—	—
Ithan Creek Master Investors (Cayman) L.P.(14)	215,218	*	—	215,218	—	—	—	—
Janus Henderson Capital Funds plc on behalf of its Series Janus Henderson Opportunistic Alpha Fund(15)	9,564	*	—	54	—	9,510	*	—
Janus Henderson Capital Funds plc on behalf of its Series Janus Henderson Venture Fund(16)	18,321	*	—	103	—	18,218	*	—
Janus Henderson Contrarian Fund(17)	1,191,290	2.5%	—	6,702	—	1,184,588	2.4%	—
Janus Henderson Venture Fund(18)	463,244	*	—	2,606	—	460,638	*	—
Lamb Family Trust of 4/12/1982(19)	76,400	*	—	76,400	—	—	—	—
Michael Duffy(20)	267,037	*	—	267,037	—	—	—	—
New Hampshire Retirement System(21)	32,426	*	—	32,426	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited(22)	847,500	2.7%	500,000	847,500	500,000	—	—	—
Paul Maritz(23)	400,000	*	—	400,000	—	—	—	—
SBC Master Pension Trust(24)	25,907	*	—	25,907	—	—	—	—
United of Omaha Small Company Fund(25)	26,789	*	—	26,789	—	—	—	—
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II Small Cap 2000 Portfolio(26)	50,942	*	—	50,942	—	—	—	—
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Small Cap 2000 Portfolio(27)	67,613	*	—	67,613	—	—	—	—
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Small Cap 2000 Portfolio(28)	24,557	*	—	24,557	—	—	—	—

*
Represents beneficial ownership of less than 1%.

(1)
The percentage of beneficial ownership is calculated based on 48,511,028 shares of common stock outstanding as of February 19, 2019. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage calculations do not reflect the sale of up to 5,500,000 shares of common stock that the Company may offer from time to time pursuant to this prospectus.

(2)
The address for Arthur Loeb is c/o River Partners Capital Management LP, 595 Madison Avenue, 16th Floor, New York, NY 10022.

(3)
The address for AT&T Savings Group Investment Trust is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(4)
The address for Bay Pond Partners, L.P. is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(5)
The address for Corp. Fondo del Seguro del Estado is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(6)
The address for Daniel J. O’Donovan Trust is 737 York Road, Glenview, IL 60025.

(7)
The address for Diverse Partners, LP is 16 Madison Square West, 12th Floor, New York, NY 10010.

(8)
The address for Elisabeth Levin is c/o River Partners Capital Management LP, 595 Madison Avenue, 16th Floor, New York, NY 10022.

(9)
The address for First Data Corporation is 225 Liberty Street, 29th Floor, New York, NY 10281.

(10)
The address for Franklin Templeton Investment Funds – Franklin Technology Fund is 1 Franklin Parkway, San Mateo, CA 94403.

(11)
The address for Hazelbrook Investors (Bermuda) L.P. is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(12)
The address for Hazelbrook Partners, L.P. is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(13)
The address for HP 3422 Investments LLC is 13953 NE 31st Place, Bellevue, WA 98005.

(14)
The address for Ithan Creek Master Investors (Cayman) L.P. is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(15)
The address for Janus Henderson Capital Funds plc on behalf of its Series Janus Henderson Opportunistic Alpha Fund is c/o Janus Capital Management LLC, 151 Detroit Street, Denver, CO 80206.

(16)
The address for Janus Henderson Capital Funds plc on behalf of its Series Janus Henderson Venture Fund is c/o Janus Capital Management LLC, 151 Detroit Street, Denver, CO 80206.

(17)
The address for Janus Henderson Contrarian Fund is c/o Janus Capital Management LLC, 151 Detroit Street, Denver, CO 80206.

(18)
The address for Janus Henderson Venture Fund is c/o Janus Capital Management LLC, 151 Detroit Street, Denver, CO 80206.

(19)
The address for Lamb Family Trust of 4/12/1982 is 2201 Dupont Drive, Suite 300, Irvine, CA 92612.

(20)
The address for Michael Duffy is 30 N. Lasalle, Suite 3400, Chicago, IL 60602.

(21)
The address for New Hampshire Retirement System is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(22)
The address for Nineteen77 Global Multi-Strategy Alpha Master Limited is c/o UBS O’Connor LLC, One North Wacker Drive, 32nd Floor, Chicago, IL 60606.

(23)
The address for Paul Maritz is 7231 W. Mercer Way, Mercer Island, WA 98040.

(24)
The address for SBC Master Pension Trust is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(25)
The address for United of Omaha Small Company Fund is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(26)
The address for Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II Small Cap 2000 Portfolio is 280 Congress Street, Boston, MA 02210.

(27)
The address for Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Small Cap 2000 Portfolio is 280 Congress Street, Boston, MA 02210.

(28)
The address for Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Small Cap 2000 Portfolio is 280 Congress Street, Boston, MA 02210.

Material Relationships with Selling Securityholders
The description of our relationships with certain of the Selling Securityholders and their affiliates set forth in “Certain Relationships and Related Transactions” in the Proxy Statement, and under Item 2.01 in the Current Report on Form 8-K filed by the Company on February 25, 2019 are incorporated by reference herein.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by us of up to 5,500,000 shares of common stock and the resale from time to time by the Selling Securityholders of up to (i) 6,082,646 shares of common stock, (ii) 8,693,334 private placement warrants, and (iii) 8,693,334 shares of common stock underlying the private placement warrants, in each case from time to time as described herein. This prospectus also relates to the issuance by us of up to 8,693,334 shares of common stock that are issuable upon the exercise of the private placement warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from private placement warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities covered by this prospectus may be offered and sold from time to time by us or the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, we and the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-l under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that we or the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities offered by this prospectus, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the Selling Securityholders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, we or the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume. We and the Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. We and the Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
We or the Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and warrants are listed on Nasdaq under the symbols “GTYH” and “GTYHW,” respectively.
We or the Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by us or the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
We have no plans, arrangements or understandings with any broker-dealer or agent regarding the sale of the securities offered by this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our entry into or our notification by a Selling Securityholder that it has entered into any material arrangement with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker- dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
We have agreed with the Selling Securityholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the date all of the securities covered hereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act.
Exercise of Warrants
The warrants may be exercised commencing on March 21, 2019 and on or before the expiration date by delivering to the warrant agent, Continental Stock Transfer & Trust Company (the “Warrant Agent”), at its corporate trust department in the Borough of Manhattan, City and State of New York, (i) the certificate in physical form (the “Definitive Warrant Certificate”) evidencing the warrants to be exercised, or, in the case of a book-entry certificate (the “Book-Entry Warrant Certificate”) the warrants to be exercised on the records of the Depositary to an account of the Warrant Agent at The Depository Trust Company (the “Depositary”) designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase shares of common stock pursuant to the exercise of a warrant, properly completed and executed by the holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the DTC participant in accordance with the Depositary’s procedures, and (iii) by paying in full the warrant price for each full ordinary share as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the shares of common stock and the issuance of such shares of common stock.
The warrants will be required to be exercised on a cashless basis in the event of a redemption of such warrants pursuant to the warrant agreement governing such warrants in which our board of directors has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants to be exercised, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.
No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of such warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number of shares of common stock to be issued to such holder.

LEGAL MATTERS
TCF Law Group, PLLC, of Boston, Massachusetts, will pass on the validity of the securities offered in this prospectus with respect to matters of Massachusetts law. Winston & Strawn LLP will pass on the validity of the private placement warrants offered in this prospectus.
EXPERTS
The balance sheets of GTY Technology Holdings Inc. as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2017 and for the period from August 11, 2016 (inception) through December 31, 2016, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated balance sheets of Bonfire Interactive Ltd. and Subsidiary as of September 30, 2018 and December 31, 2017, and the related consolidated statements of operations, changes in temporary equity and stockholders’ deficit and cash flows for the nine months ended September 30, 2018 and the year ended December 31, 2017, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The balance sheets of eCivis, Inc. as of September 30, 2018 and December 31, 2017, and the related statements of operations, comprehensive income (loss), changes in stockholders’ deficit and cash flows for the nine months ended September 30, 2018 and the year ended December 31, 2017, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated balance sheets of CityBase Inc. and Subsidiary as of September 30, 2018 and December 31, 2017, and the related consolidated statements of operations, changes in temporary equity and stockholders’ deficit and cash flows for the nine months ended September 30, 2018 and the year ended December 31, 2017, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The combined balance sheets of Questica Inc. and Questica USCDN Inc. as of September 30, 2018 and December 31, 2017, and the related combined statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the nine months ended September 30, 2018 and the year ended December 31, 2017, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The balance sheet of Sherpa Government Solutions LLC as of September 30, 2018, and the related statements of operations, changes in members’ capital and cash flows for the nine months ended September 30, 2018, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The balance sheet of Open Counter Enterprises, Inc. as of September 30, 2018, and the related statements of operations, changes in stockholders’ deficit and cash flows for the nine months ended September 30, 2018, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.
Our website address is www.gtytechnology.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto.
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

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our Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 10, 2018, August 9, 2018 and November 9, 2018, respectively;

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our Current Reports on Form 8-K filed with the SEC on June 27, 2018, August 29, 2018, September 12, 2018, October 16, 2018, October 22, 2018, November 5, 2018, November 13, 2018, November 28, 2018, January 4, 2019, January 14, 2019, February 4, 2019, February 5, 2019, February 8, 2019, February 13, 2019, February 14, 2019 and February 25, 2019;

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our proxy statement/prospectus, as amended and supplemented, filed as part of our Registration Statement on Form S-4 in connection with the business combination filed with the SEC on January 31, 2019 (other than those portions of such document not deemed to be “filed” with the SEC); and

•
the description of our shares of common stock and warrants contained in our Current Report on Form 8-K, filed with the SEC on February 25, 2019, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website www.gtytechnology.com,or by writing or telephoning us at the following address:
GTY Technology Holdings Inc.
1180 North Town Center Drive, Suite 100
Las Vegas, Nevada 89144
Attn: General Counsel
(702) 945-2898
Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

PART II
Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by GTY Technology Holdings Inc. (the “Company”) (except any underwriting discounts and commissions and expenses incurred by the Selling Securityholders in disposing of the shares).
Amount
SEC registration fee		$34,874
FINRA filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.   Indemnification of Directors and Officers.
The Company is a Massachusetts corporation. Massachusetts General Laws Chapter 156D, Sections 8.51 – 8.59, inclusive, provide that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.
Both Chapter 156D, Section 8.57 and the Company’s articles of organization provide that the corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director or while serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, or arising out of his or her status as such. The Company currently maintains directors’ and officers’ liability insurance, which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the Company.
Under Chapter 156D, Section 8.51(d), the Company may not indemnify a director unless ordered to do so by a court if his or her conduct (i) did not satisfy the requirements that he or she (A) has conducted himself or herself in good faith, (B) reasonably believed that his or her conduct was in the best interest of the Company or that his or her conduct was at least not opposed to the best interests of the Company, (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (ii)(A) constituted a breach of the director’s duty of loyalty to the corporation or its shareholders, (B) involved acts or omissions not in good faith or intentional misconduct or a knowing violation of law, (C) resulted in an improper distributions under section 6.40 of Chapter 156D of the Massachusetts General Laws, (D) resulted in the director deriving an improper benefit, or (E) with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan, was at least not opposed to the best interests of the Company.

The determination of whether the relevant standard of conduct have been met shall be made: (a) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (b) by special legal counsel selected by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (c) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or (d) by the shareholders (but shares owned by or voted under the control of a disinterested director may not be voted on the determination).
The Company is not obligated under its articles of organization to indemnify or advance expenses to a director or officer of a predecessor of the Company, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.
The Company’s articles provide that no amendment or repeal of the indemnification provision of its bylaws or of the relevant provisions of Chapter 156D shall affect or diminish the rights of any indemnified person to indemnification with respect to any action or proceeding arising out of or relating to any actions occurring prior to the final adoption of the amendment or repeal. The Company’s articles of organization provide that no amendment or repeal of the provision limiting the liability of directors shall adversely affect the rights and protections afforded to directors of the Company for acts or omissions occurring prior to the amendment or repeal. The articles also provide that if the Massachusetts Business Corporation Act is subsequently amended to increase the scope of permitted indemnification, indemnification under the articles shall be provided to the full extent permitted or required by the amendment.
Item 16.   Exhibits.
The following exhibits are included or incorporated by reference in this registration statement on Form S-3:
Exhibit Number	Exhibit Title
2.1	Agreement and Plan of Merger, dated September 12, 2018, by and among GTY Cayman, the Registrant and GTY Technology MergerSub, Inc. (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018).
2.2	Arrangement Agreement, dated September 12, 2018, by and among Bonfire Interactive Ltd., GTY Cayman, 1176370 B.C. Unlimited Liability Company, 1176363 B.C. Ltd. and the Bonfire Holders’ Representative named therein (incorporated by reference to Exhibit 2.2 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018), as amended by Amendment No. 1 thereto, dated as of October 31, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018) and Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
2.3	Agreement and Plan of Merger, dated September 12, 2018, by and among CityBase, Inc., GTY Cayman, the Registrant, GTY CB Merger Sub, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.3 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018), as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018), Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.2 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019) and Amendment No. 3 thereto, dated February 12, 2019 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).

Exhibit Number	Exhibit Title
2.4	Amended and Restated Agreement and Plan of Merger, dated December 28, 2018, by and among eCivis Inc., GTY Cayman, GTY EC Merger Sub, Inc. and the eCivis Holders’ Representative named therein. (incorporated by reference to Exhibit 2.3 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019), as amended by Amendment No. 1 thereto, dated January 8, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 14, 2019).
2.5	Amended and Restated Agreement and Plan of Merger, dated December 28, 2018, by and among Open Counter Enterprises Inc., GTY Cayman, OC Merger Sub, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.4 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019) as amended by Amendment No. 1 thereto, dated February 19, 2019 (incorporated by reference to Exhibit 2.12 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
2.6	Share Purchase Agreement, dated September 12, 2018, by and among Questica Inc., Questica USCDN Inc., GTY Cayman, Fernbrook Homes (Hi-Tech) Limited, 1176368 B.C. Ltd. and each of the Questica Holders named therein (incorporated by reference to Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018) as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to the Exhibit 2.5 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018) and Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.5 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
2.7	Unit Purchase Agreement, dated September 12, 2018, by and among Sherpa Government Solutions LLC, GTY Cayman, the Sherpa Holders named therein and the Sherpa Holders’ Representative named therein (incorporated by reference to Exhibit 2.7 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018) as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to the Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018) and Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
3.1	Restated Articles of Organization of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
3.2	Bylaws of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Annex J to the Registrant’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).
4.1	Specimen Stock Certificate of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).
4.2	Specimen Warrant Certificate (incorporated by reference to the Exhibit 4.3 to GTY Cayman’s Registration Statement on Form S-1 (File No. 333-213809), filed with the SEC on September 26, 2016).
4.3	Warrant Agreement between GTY Cayman and Continental Stock Transfer & Trust Company, dated as of October 26, 2016 (incorporated by reference to Exhibit 4.4 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
4.4	Assignment and Assumption Agreement, dated February 19, 2019, by and between GTY Cayman, GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) and Continental Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
4.5	Registration Rights Agreement among GTY Cayman, GTY Investors, LLC and the Holders signatory thereto, dated as of October 26, 2016 (incorporated by reference to Exhibit 10.3 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).

Exhibit Number	Exhibit Title
5.1	Opinion of Winston & Strawn LLP.
5.2	Form of Opinion of TCF Law Group, PLLC, Massachusetts Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of GTY Technology Holdings Inc.
23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Bonfire Interactive Ltd. and its subsidiary.
23.3	Consent of WithumSmith+Brown, PC independent registered public accounting firm of Citybase Inc. and its subsidiary.
23.4	Consent of WithumSmith+Brown, PC independent registered public accounting firm of eCivis, Inc.
23.5	Consent of WithumSmith+Brown, PC independent registered public accounting firm of Open Counter Enterprises, Inc.
23.6	Consent of WithumSmith+Brown, PC independent registered public accounting firm of Questica Inc. and Questica USCDN Inc.
23.7	Consent of WithumSmith+Brown, PC independent registered public accounting firm of Sherpa Government Solutions LLC.
23.8	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to the Registration Statement).
23.9	Consent of TCF Law Group, PLLC (included in Exhibit 5.2 to the Registration Statement).
24.1	Powers of Attorney (included on the signature page of the Registration Statement).
Item 17.   Undertakings.
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:
Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, GTY Technology Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 27, 2019.
GTY Technology Holdings Inc.
/s/ Harry You
Name: Harry You
Title: Chief Financial Officer
POWER OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry L. You as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3, or other appropriate form, and all amendments thereto, including post-effective amendments, of GTY Technology Holdings Inc. and to file the same, with any exhibits thereto, and other documents in connection therewith with the United States Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, GTY Technology Holdings Inc., in the capacities and on the date indicated.
Signature	Capacity in Which Signed	Date
/s/ Stephen Rohleder Stephen Rohleder	Chief Executive Officer and Chairman (Principal Executive Officer)	February 27, 2019
/s/ Harry You Harry You	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 27, 2019
/s/ Paul Dacier Paul Dacier	Director	February 27, 2019
/s/ Randy Cowen Randy Cowen	Director	February 27, 2019
/s/ William D. Green William D. Green	Director	February 27, 2019
/s/ Joseph M. Tucci Joseph M. Tucci	Director	February 27, 2019
/s/ Charles Wert Charles Wert	Director	February 27, 2019